Exhibit 99.1

Fusion Announces Closing of its Public Offering of Common Stock and Underwriters’ Full Exercise of Over-Allotment Option

NEW YORK, NY -- February 6, 2018 -- Fusion (NASDAQ: FSNN), a leading provider of cloud services, announced today the closing of its previously announced underwritten public offering of 12,937,500 shares of its common stock, including 1,687,500 shares for which the underwriters exercised their over-allotment option in full, at a price to the public of $3.20 per share for gross proceeds of $41,400,000. The net proceeds, after underwriting discounts and commissions, but before estimated expenses of the offering payable by Fusion, were $38,709,000.

Pursuant to Fusion’s Agreement and Plan of Merger with Birch Communications Holdings, Inc., as amended, the shares sold in the offering will not be counted as issued and outstanding for purposes of calculating the number of shares of Fusion common stock to be issued as consideration to the Birch shareholders in connection with the closing of the merger. As a result, on a post-closing basis, the dilutive effect of this offering will be shared pro rata by current Fusion and Birch shareholders with current Fusion shareholders bearing approximately 25% of the dilution and current Birch shareholders bearing approximately 75% of the dilution from the offering.

Craig-Hallum Capital Group LLC acted as the sole book-running manager and B. Riley FBR, Inc. acted as a co-manager for the offering.

The offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-222127) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 17, 2018. A final prospectus supplement and accompanying base prospectus relating to the offering were filed on February 1, 2018 and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300 or by email at prospectus@chlm.com; or B. Riley FBR, Inc., 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, by telephone at 888-295-0155 or by email at capitalmarkets@brileyco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in the offering. Nor shall there be any sale of these securities in any state or jurisdiction in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Fusion

Fusion, a leading provider of integrated cloud solutions to small, medium and large businesses, is the industry's single source for the cloud. Fusion's advanced, proprietary cloud service platform enables the integration of leading edge solutions in the cloud, including cloud communications, contact center, cloud connectivity and cloud computing. Fusion's innovative, yet proven cloud solutions lower our customers' cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment. For more information, please visit www.fusionconnect.com.

Forward Looking Statements

Statements in this press release that are not purely historical facts, including statements regarding Fusion’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and may sometimes be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Important risks regarding the Company’s business include the Company’s ability to raise the capital necessary to fund its acquisition of Birch Communications Holdings, Inc., its ability to obtain the required approvals necessary to close that transaction, and its ability to integrate that business following the closing; the Company’s ability to comply with covenants included in its senior debt agreements; competitors with broader product lines and greater resources; emergence into new markets; natural disasters, acts of war, terrorism or other events beyond the Company’s control; and other factors identified by Fusion from time to time in its filings with the Securities and Exchange Commission, which are available through http://www.sec.gov. However, the reader is cautioned that Fusion’s future performance could also be affected by risks and uncertainties not enumerated above.

In the event that there is any inconsistency between the information contained in this press release and the information set forth in Fusion’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, the information contained in the Annual Report on Form 10-K or Quarterly Reports on Form 10-Q governs.

Fusion Contact
Brian Coyne
212-201-2404
bcoyne@fusionconnect.com

Investor Relations
Chris Tyson
MZ North America
(949) 491-8235
FSNN@mzgroup.us